Exhibit 99.1

TTM Technologies, Inc., Q3’19	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Third Quarter 2019 Results

Santa Ana, CA – October 30, 2019 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the third quarter of fiscal 2019, which ended on September 30, 2019.

Third Quarter 2019 Highlights

•	Net sales were $716.8 million

•	GAAP net income was $15.9 million, or $0.14 per diluted share

•	Non-GAAP net income was $38.9 million, or $0.37 per diluted share

•	Cash flow from operations of $58.7 million

Third Quarter 2019 Financial Results

Net sales for the third quarter of 2019 were $716.8 million, compared to $755.8 million in the third quarter of 2018 and $633.0 million in the second quarter of 2019.

GAAP operating income for the third quarter of 2019 was $36.4 million, compared to $54.6 million in the third quarter of 2018 and $16.8 million in the second quarter of 2019.

GAAP net income for the third quarter of 2019 was $15.9 million, or $0.14 per diluted share. This compares to income of $27.0 million, or $0.22 per diluted share in the third quarter of 2018, and $3.4 million, or $0.03 per diluted share, in the second quarter of 2019.

On a non-GAAP basis, net income for the third quarter of 2019 was $38.9 million, or $0.37 per diluted share, inclusive of $0.05 of foreign exchange gains. This compares to non-GAAP net income of $55.1 million, or $0.50 per diluted share, for the third quarter of 2018 and $21.3 million, or $0.20 per diluted share, in the second quarter of 2019.

Adjusted EBITDA for the third quarter of 2019 was $103.5 million, or 14.4 percent of net sales, compared to adjusted EBITDA of $122.3 million, or 16.2 percent of net sales, for the third quarter of 2018 and $82.9 million, or 13.1 percent of net sales, for the second quarter of 2019.

“For the third quarter, TTM continued to generate solid cash flow and delivered revenue and earnings within the previously guided range,” said Tom Edman, CEO of TTM. “The year over year growth we experienced in the aerospace and defense and cellular end markets partially offset weakness in our other commercial end markets.”

Business Outlook

For the fourth quarter of 2019 TTM estimates that revenue will be in the range of $640 million to $680 million, and non-GAAP net income will be in the range of $0.25 to $0.31 per diluted share.

“Significant year on year declines from the automotive and networking and communications end markets are a major contributor to lower revenues in the fourth quarter. Consequently, we are exercising discipline in managing our costs and focusing on continued cash flow generation. Longer term, we are confident in our diversification and differentiation strategy and will benefit from secular growth drivers such as 5G wireless technology, increasing automotive electronic content, and ongoing demand strength in aerospace and defense electronics,” concluded Mr. Edman.

TTM Technologies, Inc., Q3’19	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss third quarter 2019 results and the fourth quarter 2019 outlook on Wednesday, October 30, 2019, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-367-2403 or international 334-777-6978 (ID 1206370). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a

TTM Technologies, Inc., Q3’19	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050 comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Third Quarter		Second Quarter	First Three Quarters
	2019	2018	2019	2019	2018
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$716,817	$755,837	$633,038	$1,970,055	$2,136,306
Cost of goods sold	612,983	626,253	548,423	1,692,921	1,801,904

Gross profit	103,834	129,584	84,615	277,134	334,402

Operating expenses:
Selling and marketing	18,400	18,533	17,867	55,168	54,780
General and administrative	38,845	39,974	34,693	108,561	119,822
Amortization of definite-lived intangibles	10,175	16,609	11,267	38,268	41,959
Restructuring charges	53	(82)	3,944	4,442	1,556

Total operating expenses	67,473	75,034	67,771	206,439	218,117

Operating income	36,361	54,550	16,844	70,695	116,285

Interest expense	(20,568)	(22,225)	(20,871)	(63,127)	(56,425)
Other, net	8,126	2,213	4,621	12,217	7,284

Income before income taxes	23,919	34,538	594	19,785	67,144
Income tax (provision) / benefit	(8,049)	(7,537)	2,830	(3,743)	53,958

Net income	$15,870	$27,001	$3,424	$16,042	$121,102

Earnings per share:
Basic	$0.15	$0.26	$0.03	$0.15	$1.17
Diluted	$0.14	$0.22	$0.03	$0.15	$0.98

Weighted-average shares used in computing per share amounts:
Basic	105,492	103,676	105,470	105,092	103,246
Diluted	132,412	136,435	106,107	106,065	134,871

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:

Net income	$15,870	$27,001			$121,102
Add back items: interest expense, net of tax	2,836	3,628			10,763

Adjusted net income	$18,706	$30,629			$131,865

Weighted-average shares outstanding	105,492	103,676			103,246
Dilutive effect of convertible debt	25,938	25,938			25,939
Dilutive effect of warrants	—	5,226			4,086
Dilutive effect of performance-based stock units, restricted stock units & stock options	982	1,595			1,600

Diluted shares	132,412	136,435			134,871

Earnings per share:
Basic	$0.15	$0.26			$1.17
Diluted	$0.14	$0.22			$0.98

SELECTED BALANCE SHEET DATA

	September 30, 2019	December 31, 2018
Cash and cash equivalents, including restricted cash	$316,589	$256,360
Accounts and notes receivable, net	529,942	523,165
Contract assets	268,542	287,741
Inventories	126,324	109,377
Total current assets	1,277,835	1,206,914
Property, plant and equipment, net	1,027,868	1,052,024
Operating lease right of use asset	23,670	—
Other non-current assets	1,168,985	1,198,565
Total assets	3,498,358	3,457,503
Short-term debt, including current portion of long-term debt	$—	$30,000
Accounts payable	470,233	431,288
Total current liabilities	666,673	673,214
Debt, net of discount	1,472,578	1,462,425
Total long-term liabilities	1,584,332	1,557,202
Total equity	1,247,353	1,227,087
Total liabilities and equity	3,498,358	3,457,503

SUPPLEMENTAL DATA

	Third Quarter		Second Quarter	First Three Quarters
	2019	2018	2019	2019	2018
Gross margin	14.5%	17.1%	13.4%	14.1%	15.7%
Operating margin	5.1%	7.2%	2.7%	3.6%	5.4%

End Market Breakdown:

	Third Quarter		Second Quarter
	2019	2018*	2019
Aerospace/Defense	24%	21%	28%
Automotive	17%	15%	16%
Cellular Phone	19%	17%	6%
Computing/Storage/Peripherals	12%	14%	15%
Medical/Industrial/Instrumentation	13%	14%	15%
Networking/Communications	13%	17%	17%
Other	2%	2%	3%

* Amended for Anaren integration

Stock-based Compensation:

	Third Quarter		Second Quarter
	2019	2018	2019
Amount included in:
Cost of goods sold	$941	$774	$570
Selling and marketing	593	520	396
General and administrative	3,128	4,165	2,636

Total stock-based compensation expense	$4,662	$5,459	$3,602

Operating Segment Data:

	Third Quarter		Second Quarter
	2019	2018	2019
Net sales:
PCB	$649,104	$696,356	$573,121
E-M Solutions	67,713	59,481	59,917

Total net sales	$716,817	$755,837	$633,038

Operating segment income:
PCB	$73,230	$98,039	$50,989
E-M Solutions	3,236	2,205	863
Corporate	(28,750)	(26,920)	(22,561)

Total operating segment income	47,716	73,324	29,291
Amortization of definite-lived intangibles	(11,355)	(18,774)	(12,447)

Total operating income	36,361	54,550	16,844
Total other expense	(12,442)	(20,012)	(16,250)

Income before income taxes	$23,919	$34,538	$594

RECONCILIATIONS1

	Third Quarter		Second Quarter	First Three Quarters
	2019	2018	2019	2019	2018
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$103,834	$129,584	$84,615	$277,134	$334,402
Add back item:
Inventory markup	—	—	—	—	4,900
Amortization of definite-lived intangibles	1,180	2,165	1,180	3,539	2,165
Stock-based compensation	941	774	570	2,216	2,132

Non-GAAP gross profit	$105,955	$132,523	$86,365	$282,889	$343,599

Non-GAAP gross margin	14.8%	17.5%	13.6%	14.4%	16.1%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$36,361	$54,550	$16,844	$70,695	$116,285
Add back items:
Amortization of definite-lived intangibles	11,355	18,774	12,447	41,807	44,124
Stock-based compensation	4,662	5,459	3,602	12,190	14,948
Inventory markup	—	—	—	—	4,900
Restructuring, acquisition-related, and other charges	1,573	230	4,351	7,027	12,693

Non-GAAP operating income	$53,951	$79,013	$37,244	$131,719	$192,950

Non-GAAP operating margin	7.5%	10.5%	5.9%	6.7%	9.0%

Non-GAAP net income and EPS reconciliation[4]:
GAAP net income	$15,870	$27,001	$3,424	$16,042	$121,102
Add back items:
Amortization of definite-lived intangibles	11,355	18,774	12,447	41,807	44,124
Stock-based compensation	4,662	5,459	3,602	12,190	14,948
Non-cash interest expense	3,452	3,992	3,467	10,787	10,399
(Gain) on sale of Viasource	(251)	—	(235)	(3,557)	—
Inventory markup	—	—	—	—	4,900
Restructuring, acquisition-related, and other charges	1,573	230	4,351	7,027	13,235
Income taxes[5]	2,237	(337)	(5,789)	(7,702)	(73,302)

Non-GAAP net income	$38,898	$55,119	$21,267	$76,594	$135,406

Non-GAAP earnings per diluted share	$0.37	$0.50	$0.20	$0.72	$1.24

Non-GAAP diluted number of shares[6]:
Diluted shares	132,412	136,435	106,107	106,065	134,871
Dilutive effect of convertible debt	(25,938)	(25,938)	—	—	(25,939)

Non-GAAP diluted number of shares	106,474	110,497	106,107	106,065	108,932

Adjusted EBITDA reconciliation[7]:
GAAP net income	$15,870	$27,001	$3,424	$16,042	$121,102
Add back items:
Income tax provision (benefit)	8,049	7,537	(2,830)	3,743	(53,958)
Interest expense	20,568	22,225	20,871	63,127	56,425
Amortization of definite-lived intangibles	11,355	18,774	12,447	41,807	44,124
Depreciation expense	41,719	41,092	41,235	124,556	121,165
Stock-based compensation	4,662	5,459	3,602	12,190	14,948
(Gain) on sale of Viasource	(251)	—	(235)	(3,557)	—
Inventory markup	—	—	—	—	4,900
Restructuring, acquisition-related, and other charges	1,573	230	4,351	7,027	12,693

Adjusted EBITDA	$103,545	$122,318	$82,865	$264,935	$321,399

Adjusted EBITDA margin	14.4%	16.2%	13.1%	13.4%	15.0%

Free cash flow reconciliation:
Operating cash flow	58,742	79,992	86,123	181,789	121,370
Capital expenditures, net	(25,803)	(35,038)	(34,741)	(88,990)	(116,125)

Free cash flow	$32,939	$44,954	$51,382	$92,799	$5,245

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]	Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense and inventory markup.
[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[6]	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share excludes the dilutive effect of convertible debt.
[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.